                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:


[ ]  Preliminary Proxy Statement


[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-6(e)(2))

[X]  Definitive Proxy Statement


[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Centennial Technologies, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

(5)      Total fee paid:

         ----------------------------------------------------------------------



[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

         ----------------------------------------------------------------------



(2)      Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------



(3)      Filing Party:

         ----------------------------------------------------------------------



(4)      Date Filed:

         ----------------------------------------------------------------------

                         CENTENNIAL TECHNOLOGIES, INC.
                                  7 LOPEZ ROAD
                        WILMINGTON, MASSACHUSETTS 01887

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Centennial Technologies, Inc. (the "Company") to be held at 10:00 a.m., local time, on Tuesday, July 20, 1999 at the offices of Fleet Bank, One Federal Street, 8(th) Floor, Boston, Massachusetts 02110.

    At the Annual Meeting, you will be asked to elect seven (7) Directors of the Company and vote upon certain other corporate matters described in the enclosed Proxy Statement.

    Details of the matters to be considered at the Annual Meeting are contained in the Proxy Statement that we urge you to consider carefully. The Company's 1999 Annual Report, which is not part of the enclosed Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company. Holders of the Company's Common Stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

    Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your proxy.

                                          Sincerely,

                                                         [LOGO]
                                          L. Michael Hone
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Wilmington, Massachusetts
June 4, 1999

                         CENTENNIAL TECHNOLOGIES, INC.
                                  7 LOPEZ ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD TUESDAY, JULY 20, 1999

                            ------------------------

To the Stockholders of CENTENNIAL TECHNOLOGIES, INC.:

    The Annual Meeting of Stockholders of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation, (the "Company"), will be held on Tuesday, July 20, 1999, at 10:00 a.m., local time, at the offices of Fleet Bank, One Federal Street, 8th Floor, Boston, Massachusetts 02110 for the following purposes:

    1. To elect Directors of the Company for the ensuing year;

    2. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.01 par value per share ("Common Stock"), pursuant to which each eight shares of Common Stock then outstanding will be converted into one share of Common Stock;

    3. To approve the adoption of the 1999 Qualified Employee Stock Purchase Plan which provides for the issuance of up to 500,000 shares of the Company's Common Stock;

    4. To ratify the appointment of Ernst & Young LLP as the independent accountants for the Company for the fiscal year ending March 31, 2000; and

    5. To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has no knowledge of any other business to be transacted at the meeting.

    All stockholders are invited to attend the Annual Meeting. Stockholders of record at the close of business on June 1, 1999, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                          By Order of the Board of Directors

                                                          [LOGO]
                                          Donald R. Peck
                                          SECRETARY, TREASURER AND GENERAL
                                          COUNSEL

Wilmington, Massachusetts
June 4, 1999

                         CENTENNIAL TECHNOLOGIES, INC.
                                  7 LOPEZ ROAD
                        WILMINGTON, MASSACHUSETTS 01887

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                       TO BE HELD TUESDAY, JULY 20, 1999

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CENTENNIAL TECHNOLOGIES, INC., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, July 20, 1999, at 10:00 a.m., local time, at the offices of Fleet Bank, One Federal Street, 8(th) Floor, Boston, Massachusetts 02110, and at any adjournment or adjournments thereof (the "Annual Meeting").

    A report containing financial statements for the fiscal period ended March 31, 1999 ("Fiscal 1999") is being mailed herewith to all stockholders entitled to vote. References to Fiscal 1999 are to the twelve-month fiscal period ended March 31, 1999. References to Fiscal 1998 are to the twelve-month fiscal period ended March 31, 1998. References to Fiscal 1997 are to the nine-month fiscal period ended March 31, 1997.

    All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Execution of a Proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. The Proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the meeting, by giving to the Secretary a duly executed Proxy bearing a later date, or by voting in person at the meeting by written ballot. The shares represented by all properly executed Proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special notice, shares will be voted in favor of the election as Directors of those persons named in this Proxy Statement and in favor of all other items set forth herein.

    The Notice of Meeting, this Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about June 4, 1999.

VOTING SECURITIES AND VOTES REQUIRED


    Stockholders of record at the close of business on June 1, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof. On that date, 20,552,449 shares of common stock, $0.01 par value, of the Company (the "Common Stock") were issued and outstanding. Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Annual Meeting. There are no other voting securities of the Company.


    The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person or represented by a properly executed proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

    The election of Directors will be determined by a plurality of the votes cast. The affirmative vote of the holders of two-thirds of the shares of Common Stock issued and outstanding is required for approval of the amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock. The other proposals to be voted upon by the stockholders of the Company require the affirmative vote of a majority of the shares of Common Stock present at the meeting for passage.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker-non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a particular matter. Shares which abstain from voting as to the amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to such matter are nonetheless considered outstanding shares and will have the same effect as a vote against such amendment to the Company's Certificate of Incorporation.

    MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY OWN OR MAY BE DEEMED TO CONTROL APPROXIMATELY 6.0% OF THE OUTSTANDING SHARES OF COMMON STOCK (INCLUDING OPTIONS TO PURCHASE SHARES OF COMMON STOCK EXERCISABLE WITHIN 60 DAYS OF MAY 31,
1999). THERE IS NO CUMULATIVE VOTING PROVIDED FOR IN THE COMPANY'S CERTIFICATE OF INCORPORATION. THE MEMBERS OF THE BOARD OF DIRECTORS HAVE INDICATED THEIR INTENT TO VOTE ALL SHARES OF COMMON STOCK OWNED OR CONTROLLED BY THEM IN FAVOR OF EACH PROPOSAL SET FORTH HEREIN.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Directors of the Company are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. Shares represented by all Proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual nominee for Director, or for all nominees for Director, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors is aware of no reason why any such nominee should be unwilling to serve, but if such should be the case, Proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

    The following table sets forth the positions and offices currently held by each nominee with the Company, each nominee's principal occupation and business experience for the past five years, the names of other publicly held companies of which each nominee serves as a director, and each nominee's age and length of service as a Director of the Company. For information about the ownership of the Common Stock held by each nominee, see "Beneficial Ownership of Common Stock."

William J. Shea..............  Chairman of the Board of Directors since November 1997;
                               Chief Executive Officer of View Tech Inc., a publicly-traded single-source provider of voice, video and data equipment, network services and communications consulting services,
                               since April 1998; director of View Tech Inc. since February
                               1998; Vice Chairman, Chief Financial Officer and Treasurer
                               of BankBoston Corporation, a registered bank holding company with national and international operations, from 1993 to
                               1997; various positions with Coopers & Lybrand L.L.P., a
                               public accounting firm, from 1974 to 1993, including most
                               recently Vice Chairman and Senior Partner. Age 51; director of the Company since 1996.

Eugene M. Bullis.............  Senior Vice President and Chief Financial Officer of
                               Physicians Quality Care, Inc., a company that provides
                               practice management services for multi-specialty medical
                               practice groups, since March 1998; director of Physicians
                               Quality Care, Inc. since June 1998; Interim Chief Financial
                               Officer of the Company from February 1997 to June 1998;
                               Chief Financial Officer of Computervision Corporation, a
                               publicly-traded company (now a subsidiary of Parametric
                               Technology Corporation) that provided computer-aided design solutions for complex mechanical and electrical systems,
                               from October 1997 to January 1998; President of NYNEX
                               Information Technologies, Inc., a subsidiary of NYNEX
                               Corporation (now Bell Atlantic), a publicly-traded global
                               communications and media corporation, from 1994 to 1996;
                               Senior Vice President, Finance and Strategy of AGS
                               Computers, Inc., also a subsidiary of NYNEX Corporation,
                               from 1993 to 1994; Interim Executive and Business
                               Consultant, since 1990. Age 54; director of the Company
                               since 1998.

Steven M. DePerrior..........  Principal of Burke Group, a firm specializing in employee benefits and compensation consulting, since 1997; various
                               positions with William M. Mercer, Inc., an international
                               human resource consulting firm, from 1991 to 1997, most
                               recently as Principal; director of Daniel Green Company, a publicly-held shoe manufacturer located in central New York
                               State. Age 40; director of the Company since 1998.

Jay M. Eastman, Ph.D. .......  President and Chief Executive Officer of Lucid, Inc., a
                               manufacturer of confocal diagnostic medical imaging systems and OEM color and optical density measurement systems, since
                               1991; Senior Vice President of Strategic Planning of PSC
                               Inc., a publicly-held manufacturer of hand-held and
                               fixed-position laser based bar code scanners, scan engines and other scanning products, from 1996 to 1997; Executive
                               Vice President of PSC Inc., from 1986 to 1995; director of
                               PSC Inc.; director of Electric Fuel Corporation, a publicly-
                               held manufacturer of batteries for electric vehicles and
                               portable equipment; director of Chapman Instruments, Inc., a manufacturer of precision surface profiling instruments;
                               director of Dimension Technologies, Inc., a developer and
                               manufacturer of 3D computer and video displays. Fellow of
                               the Optical Society of America; honorary member of the
                               Rochester Chapter of the Optical Society of America. Dr.
                               Eastman is a named inventor on 17 United States patents and
                               1 European patent. Age 51; director of the Company since
                               1997.

L. Michael Hone..............  President and Chief Executive Officer of the Company since
                               August 1997; Chairman and Chief Executive Officer of PSC
                               Inc., a publicly-held manufacturer of hand-held and
                               fixed-position laser based bar code scanners, scan engines and other scanning products, from 1992 to 1997; director of
                               Verax Systems, Inc., a company principally engaged in the
                               design of statistical process control software; director of
                               Rochester Healthcare Information Group, Inc., a company
                               principally engaged in providing data processing management to the health care industry; director of Association for the
                               Blind and Visually Impaired, Inc., a company principally
                               engaged in assisting the blind and visually impaired to
                               achieve vocational and social independence; director of the
                               Boy Scouts of America, Inc., Oceana County, New York
                               Council. Mr. Hone is a named inventor on 6 United States
                               patents. Age 49; director of the Company since 1997.

David A. Lovenheim...........  Attorney at the law firm of Harris Beach & Wilcox, L.L.P., since 1979, currently as a Partner in its Corporate and
                               International Departments; Chairman of the Board of Lucid,
                               Inc., a manufacturer of confocal diagnostic medical imaging systems and OEM color and optical density measurement
                               systems; Chairman of the Board of Intercon Associates, Inc., a computer software company; director of Lenel Systems
                               International, Inc., a developer and marketer of security
                               and access control systems; director of Blue Lobster
                               Software, Inc., a developer and marketer of host to internet software systems; director of Dimension Technologies, Inc., a developer and manufacturer of 3D computer and video
                               displays; director of Chapman Instruments, Inc., a
                               manufacturer of precision surface profiling instruments;
                               director of Infrared Components Corp., a developer and
                               marketer of infrared sensor systems and cyro-packaging
                               subsystems; director and Secretary of Waste Reduction by
                               Waste Reduction, Inc., a developer, manufacturer and
                               marketer of biological and regulated medical waste disposal systems; Trustee for the Center for Governmental Research, a
                               Rochester, N.Y.-based not-for-profit public policy research organization; director of Redpoint Software, Inc., a
                               developer and marketer of enterprise portfolio risk
                               management solutions, from 1995 to June 1998; director of
                               Council for Economic Action, Inc., a Boston-based research organization that studies international business
                               relationships and urban economic development, from 1979 to
                               1995; director of Regulatory and Legislative Consultants,
                               Inc., a private consulting firm focusing on regulatory
                               policy regarding low-level radioactive wastes, from 1987 to
                               1995. Age 56, director of the Company since 1998.

John J. Shields..............  General Partner of Boston Capital Ventures, a firm engaged in investing fund assets in private equities, since January
                               1998; President and Chief Executive Officer of King's Point
                               Holdings, Inc., a company principally engaged in venture
                               capital, technical consulting and cranberry cultivation,
                               since 1993; director of Ionics, Inc., a publicly-traded
                               company principally engaged in separations technology. Age
                               60; director of the Company since 1996, Vice Chairman of the
                               Board of Directors of the Company from August 1996 until
                               September 1998.

BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors established an Audit Committee and a Compensation Committee in July 1994, a Stock Option Committee in October 1994, and an Executive Committee and a Nominating Committee in November 1998. There were four meetings of the Board of Directors held during Fiscal 1999. Each Director attended at least 75 percent of the total number of meetings of the Board of Directors, except for Mr. DePerrior, who attended two of the four meetings of the Board of Directors held during Fiscal 1999. Each Director attended at least 75 percent of the total number of meeting of the committees of the Board of Directors on which he served.

    The Executive Committee is currently composed of Messrs. Hone (Chairman), Shea and Lovenheim and Dr. Eastman. The Executive Committee is authorized to act on behalf of the Board on all corporate actions for which applicable law does not require participation of the full Board. All actions taken by the Executive Committee are reported at the next Board meeting. The Executive Committee held no formal meetings during Fiscal 1999.

    The Audit Committee is currently composed of Messrs. Bullis (Chairman) and DePerrior. The Audit Committee is responsible primarily for reviewing (i) the Company's financial results and recommending the selection of the Company's independent auditors; (ii) the effectiveness of the Company's accounting policies, financial reporting and internal controls; and (iii) the scope of independent audit coverage, the fees charged by independent auditors, any transactions that may involve a potential conflict of interest, and internal control systems. The Board of Directors approved an Audit Committee Charter in January 1998. The Audit Committee met on four occasions during Fiscal 1999.

    The Compensation Committee is currently composed of Messrs. DePerrior (Chairman) and Lovenheim and Dr. Eastman. The Compensation Committee is responsible for establishing the policies that govern compensation for the Company's senior management team and for approving compensation arrangements for members of management and Directors of the Company, including, but not limited to, the granting of options pursuant to the Company's 1994 Stock Option Plan or otherwise. The Compensation Committee met once in Fiscal 1999.

    The Nominating Committee is currently composed of Dr. Eastman (Chairman) and Messrs. Hone and Lovenheim. The Nominating Committee generally recommends to the Board candidates for nomination for election to the Board. The Nominating Committee will consider shareowner recommendations for director sent to the Nominating Committee, c/o Donald R. Peck, Secretary, Treasurer and General Counsel, Centennial Technologies, Inc., 7 Lopez Road, Wilmington, MA 01887.

    The Stock Option Committee is currently composed of Messrs. DePerrior (Chairman) and Lovenheim and Dr. Eastman. The Stock Option Committee administers the Company's 1994 Stock Option Plan (the "1994 Plan"). The Stock Option Committee did not meet during Fiscal 1999, but took action from time to time pursuant to written consent resolutions.

    No Director or executive officer is related to any other Director or executive officer by blood or marriage.

COMPENSATION FOR DIRECTORS

    Each non-employee Director is compensated at a rate of $500 for each Board of Directors meeting attended, and receives a pro-rata portion of a $1,000 annual stipend for the number of months served on the Board of Directors. Messrs. Bullis, DePerrior, Lovenheim, Shea and Shields and Dr. Eastman each received $2,000, $1,000, $2,000, $3,500, $4,000, and $3,917, respectively, from the Company as compensation for their services to the Company as a Director during Fiscal 1999. In addition, Directors are reimbursed for travel and other expenses incurred in attending Board and committee meetings. On July 21, 1998, Messrs. Shea and Shields and Dr. Eastman were granted an option under the 1994 Plan to purchase up to 24,000, 42,500 and 5,500 shares of Common Stock, respectively, at a price of $1.125 per share, all of which vested immediately. On September 9, 1998, Messrs. Bullis, DePerrior and Lovenheim were each granted an option under the 1994 Formula Stock Option Plan of the Company (the "1994 Formula Plan") to purchase up to 15,000 shares of Common Stock at a price of $.75 per share that vested immediately. On September 10, 1998, Messrs. Shea and Shields were each granted an option under the

1994 Formula Plan to purchase up to 3,000 shares of Common Stock at a price of $.75 per share that will vest on September 10, 1999, subject to continuing service as a Director on that date.

    Prior to his election as a Director, Mr. Bullis provided consulting services to the Company, for which he received $33,000 in consulting fees during Fiscal 1999. See "Certain Transactions and Business Relationships."

EXECUTIVE OFFICERS AND MANAGEMENT OF THE COMPANY

    The executive officers and management of the Company, their ages and positions held in the Company, are as follows:

NAME                                      AGE                                    POSITION
------------------------------------      ---      ---------------------------------------------------------------------
L. Michael Hone.....................          49   President and Chief Executive Officer
Donald R. Peck......................          41   Secretary, Treasurer and General Counsel
Richard N. Stathes..................          53   Senior Vice President of Sales and Marketing
Jacques Assour, Ph.D................          66   Senior Vice President of Operations
John C. Nugent......................          55   Managing Director--Centennial Technologies International Limited

    Executive officers are elected by and serve at the pleasure of the Board of Directors. The following is a brief summary of the background of each executive officer of the Company, with the exception of Mr. Hone, whose background is summarized under "Nominees for Election to Board of Directors" above.

    Donald R. Peck, SECRETARY, TREASURER AND GENERAL COUNSEL. Mr. Peck has served as the Company's Treasurer and General Counsel since September 1996 and as its Secretary since July 1997. From 1986 to 1996, Mr. Peck was an attorney at the law firm of Nutter, McClennen & Fish, LLP. Mr. Peck holds a Bachelor of Science degree in Business Administration from the University of Rhode Island and a Juris Doctor degree from Cornell Law School.

    Richard N. Stathes, SENIOR VICE PRESIDENT OF SALES AND MARKETING. Mr. Stathes joined the Company as its Senior Vice President of Sales and Marketing in September 1997. From 1992 until 1997, Mr. Stathes served as Vice President of Sales and Marketing for PSC Inc., a publicly-held manufacturer of hand-held and fixed-position laser based bar code scanners, scan engines and other scanning products. Mr. Stathes holds a Bachelor of Science degree in Business Administration from Syracuse University.

    Jacques Assour, Ph.D., SENIOR VICE PRESIDENT OF OPERATIONS. Dr. Assour joined the Company as its Senior Vice President of Operations in September 1997. From 1995 until 1997, Dr. Assour provided electronics design and financial planning consulting services to various client companies, including Robotic Vision Systems, Inc. From 1990 until 1995, Dr. Assour served as Senior Vice President of Operations for PSC Inc., a publicly-held manufacturer of hand-held and fixed-position laser-based bar code scanners, scan engines and other scanning products. Dr. Assour is a named inventor on 5 United States patents. Dr. Assour holds a Bachelor of Science degree and a Master of Science degree in Electrical Engineering, and a Ph.D. in Electrophysics from Polytechnic Institute.

    John C. Nugent, MANAGING DIRECTOR--CENTENNIAL TECHNOLOGIES INTERNATIONAL LIMITED. Mr. Nugent joined the Company as Managing Director of the Company's subsidiary, Centennial Technologies International Limited, in January 1998. From 1997 until January 1998, Mr. Nugent served as Sales Manager for Matco, Inc., a contract manufacturer of electronic boards. From 1992 until 1997, Mr. Nugent served as

Vice President of International Operations for PSC Inc., a publicly-held manufacturer of hand-held and fixed-position laser-based bar code scanners, scan engines and other scanning products. Mr. Nugent holds an H.N.D. degree in business studies from St. Edwards College.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires executive officers and directors, and persons who beneficially own more than 10% of a company's equity securities that are registered under Section 12 of the Exchange Act to file initial reports of ownership of Form 3 and reports of changes in ownership on Form 4 with the Commission and any national securities exchange on which the company's securities are registered. Executive officers, Directors and greater than 10% beneficial owners are required by the Commission's regulations to furnish the company with copies of all forms they file pursuant to Section 16(a).

    Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with during Fiscal 1999, with the exception of Messrs. Shea and Stathes, each of whom filed a Form 4 late.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid to Mr. Hone, the Company's President and Chief Executive Officer with respect to services rendered to the Company during Fiscal 1999, Fiscal 1998 and Fiscal 1997 and the other executive officers who earned in excess of $100,000 in salary and bonus during Fiscal 1999 (each a "Named Executive Officer"):

                           SUMMARY COMPENSATION TABLE

                                                                                                         LONG-TERM
                                                                                                       COMPENSATION
                                                                                                       -------------
                                                                                 ANNUAL COMPENSATION    SECURITIES
                                                                                ---------------------   UNDERLYING
NAME AND PRINCIPAL POSITION                                         YEARS(6)     SALARY      BONUS      OPTIONS (#)
-----------------------------------------------------------------  -----------  ---------  ----------  -------------
L. Michael Hone (1)..............................................        1999   $  51,923  $  361,000     1,267,250
  President and Chief Executive Officer                                  1998      28,846     175,000       925,000
                                                                         1997          --          --            --
Richard N. Stathes (2)...........................................        1999     215,171      26,450       308,250
  Senior Vice President--Sales and Marketing                             1998      83,200          --       225,000
                                                                         1997          --          --            --
Jacques Assour (3)...............................................        1999     160,000      72,000       171,250
  Senior Vice President--Operations                                      1998      62,500          --       125,000
                                                                         1997          --          --            --
Donald R. Peck (4)...............................................        1999     158,654      55,125       226,000
  Secretary, Treasurer and General Counsel                               1998     153,846      75,000       150,000
                                                                         1997      50,000      10,000        15,000
John C. Nugent (5)...............................................        1999     149,013      48,390       171,250
  Managing Director--Centennial                                          1998      33,720          --       125,000
  Technologies International Limited                                     1997          --          --            --

------------------------

(1) Mr. Hone joined the Company as President and Chief Executive Officer in August 1997. Securities underlying options in Fiscal 1999 consist of 342,250 options that were granted and repriced in Fiscal 1999 and 925,000 options that were granted in Fiscal 1998 and repriced in Fiscal 1999.

(2) Mr. Stathes joined the Company as Senior Vice President--Sales and Marketing in September 1997. Securities underlying options in Fiscal 1999 consist of 83,250 options that were granted and repriced in Fiscal 1999 and 225,000 options that were granted in Fiscal 1998 and repriced in Fiscal 1999.

(3) Dr. Assour joined the Company as Senior Vice President--Operations in September 1997. Securities underlying options in Fiscal 1999 consist of 46,250 options that were granted and repriced in Fiscal 1999 and 125,000 options that were granted in Fiscal 1998 and repriced in Fiscal 1999.

(4) Securities underlying options in Fiscal 1999 consists of 76,000 options that were granted and repriced in Fiscal 1999 and 150,000 options that were granted in Fiscal 1998 and repriced in Fiscal 1999. Securities underlying options in Fiscal 1998 consist of 150,000 options that were granted at an exercise price of $2.30 per share in Fiscal 1998 in return for the cancellation of 15,000 options that were granted at an exercise price of $16.8125 per share in Fiscal 1997.

(5) Mr. Nugent joined the Company as Managing Director--Centennial Technologies International Limited in January 1998. Securities underlying options in Fiscal 1999 consist of 46,250 options that were granted and repriced in Fiscal 1999 and 125,000 options that were granted in Fiscal 1998 and repriced in Fiscal 1999.

(6) Information for Fiscal 1997 reflects the nine-month period ended March 31, 1997.

                          OPTION GRANTS IN FISCAL 1999

                                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                              ----------------------------------------------------------     VALUE AT ASSUMED
                                                             PERCENT OF                                      ANNUAL RATES OF
                                               NUMBER OF    TOTAL OPTIONS                                      STOCK PRICE
                                              SECURITIES     GRANTED TO                                      APPRECIATION FOR
                                              UNDERLYING    EMPLOYEES IN     EXERCISE                         OPTION TERM(3)
                                                OPTIONS        FISCAL         OR BASE                     ----------------------
NAME                                            GRANTED        YEAR(1)       PRICE(2)    EXPIRATION DATE      5%         10%
--------------------------------------------  -----------  ---------------  -----------  ---------------  ----------  ----------

L. Michael Hone.............................     342,250(4)          8.0%    $    0.65        7/20/08     $  122,650  $  302,092
                                                 925,000(5)         21.6%    $    0.65        8/18/07     $  287,070  $  687,583

Richard N. Stathes..........................      83,250(4)          1.9%    $    0.65        7/20/08     $   29,832  $   73,482
                                                 225,000(6)          5.3%    $    0.65        9/14/07     $   69,828  $  167,250

Jacques Assour..............................      46,250(4)          1.1%    $    0.65        7/20/08     $   16,574  $   40,823
                                                 125,000(6)          2.9%    $    0.65        9/14/07     $   38,793  $   92,917

Donald R. Peck..............................      61,000(4)          1.4%    $    0.65        7/20/08     $   21,860  $   53,843
                                                  15,000(7)          0.4%    $    0.65         4/7/08     $    5,375  $   13,240
                                                 150,000(8)          3.5%    $    0.65        7/30/07     $   46,552  $  111,450

John C. Nugent..............................      46,250(4)          1.1%    $    0.65        7/20/08     $   16,574  $   40,823
                                                 125,000(9)          2.9%    $    0.65        1/11/08     $   38,793  $   92,917

------------------------

(1) The number of options granted in Fiscal 1999 include (i) options to purchase 1,426,850 shares of Common Stock that were granted under the 1994 Plan, (ii) options to purchase 125,500 shares of Common Stock that were granted to non-employee directors under the 1994 Plan, (iii) options to purchase 2,846,700 shares of Common Stock under the 1994 Plan that were repriced in December 1998, and (iv) options to purchase 51,000 shares of Common Stock that were granted to non-employee directors under the 1994 Formula Plan. In Fiscal 1999, no options to purchase shares of Common Stock were exercised, and options to purchase 312,950 shares of Common Stock (excluding options that were repriced in Fiscal 1999) were cancelled under the 1994 Plan and made available for future grant. No options were purchased, cancelled or repriced under the 1994 Formula Plan.

(2) Options were granted by the Compensation Committee pursuant to the 1994 Plan at "fair market value" determined on the date of the grant. Repriced options were granted at $0.65, the fair market value on the date of repricing.

(3) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and Common Stock holdings are dependent on the timing of the exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(4) The option was originally granted on July 21, 1998 at an exercise price of $1.125 per share and immediately vested and became exercisable. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to July 1, 1999.

(5) The option was originally granted on August 19, 1997 at an exercise price of $1.375 per share and vested in three equal annual installments beginning on August 19, 1998. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to the later of July 1, 1999 or its original vesting date.

(6) The option was originally granted on September 15, 1997 at an exercise price of $2.4375 and vested in three equal annual installments beginning on September 15, 1998. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to the later of July 1, 1999 or its original vesting date.

(7) The option was originally granted on April 8, 1998 at an exercise price of $1.625 per share and vested in three equal annual installments beginning on April 8, 1999. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to the later of July 1, 1999 or its original vesting date.

(8) The option was originally granted on July 31, 1997 at an exercise price of $2.30 per share and vested in three equal annual installments beginning on October 1, 1997. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to the later of July 1, 1999 or its original vesting date.

(9) The option was originally granted on January 12, 1998 at an exercise price of $1.625 per share and vested in three equal annual installments beginning on January 12, 1999. This option was repriced on December 11, 1998, and the date upon which the option became exercisable was extended to the later of July 1, 1999 or its original vesting date.

 AGGREGATED OPTIONS EXERCISED IN FISCAL 1999 AND FISCAL YEAR END OPTION VALUES

                                                                                                NUMBER OF
                                                                                               SECURITIES        VALUE OF
                                                                                               UNDERLYING       UNEXERCISED
                                                                                               UNEXERCISED     IN-THE-MONEY
                                                               SHARES                       OPTIONS AT FY-END   OPTIONS(1)
                                                              ACQUIRED           VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                                         ON EXERCISE       REALIZED       UNEXERCISABLE    UNEXERCISABLE
--------------------------------------------------------  -----------------  -------------  -----------------  -------------
L. Michael Hone.........................................              0        $       0       0/1,267,250         $0/$0
Richard N. Stathes......................................              0        $       0        0/308,250          $0/$0
Jacques Assour..........................................              0        $       0        0/171,250          $0/$0
Donald R. Peck..........................................              0        $       0        0/226,000          $0/$0
John C. Nugent..........................................              0        $       0        0/171,250          $0/$0

------------------------

(1) In-the-money options are those options for which the fair market value of the underlying Common Stock is greater than the exercise price of the option. The market value of the Common Stock as of March 31, 1999 was $.65 per share, based on information reported by certain internet-based bulletin board services purporting to monitor trading activities. The Company is unable to verify the accuracy or completeness of such information.

REPRICING OF OPTIONS

    The following table sets forth information with respect to the repricing of options during Fiscal 1999: (a) the name of each Named Executive Officer; (b) the date of the repricing; (c) the number of securities underlying the repriced options; (d) the per-share market price of the underlying security at the time of the repricing; (e) the original exercise price of the canceled option; (f) the per share exercise price of the replacement option; and (g) the amount of time remaining before the canceled option would have expired. Although the Company has previously repriced options prior to fiscal 1999, it has not done so with respect to any of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, the following table includes information only with respect to Named Executive Officers.

                                OPTION REPRICING

                                                                                                                       LENGTH OF
                                                                                                                        ORIGINAL
                                                 NUMBER OF                                                               OPTION
                                                 SECURITIES      MARKET PRICE        EXERCISE                             TERM
                                                 UNDERLYING      OF STOCK AT         PRICE AT                          REMAINING
                                                  OPTIONS          TIME OF           TIME OF             NEW           AT DATE OF
                                                REPRICED OR      REPRICING OR      REPRICING OR        EXERCISE       REPRICING OR
NAME                                    DATE      AMENDED         AMENDMENT         AMENDMENT           PRICE         AMENDMENT(1)
------------------------------------  --------  ------------   ----------------   --------------       --------       ------------

L. Michael Hone.....................  12/11/98    342,250         $    0.65         $   1.125         $    0.65         7/20/08
                                      12/11/98    925,000         $    0.65         $   1.375         $    0.65         8/18/07

Richard N. Stathes..................  12/11/98     83,250         $    0.65         $   1.125         $    0.65         7/20/08
                                      12/11/98    225,000         $    0.65         $  2.4375         $    0.65         9/14/07

Jacques Assour......................  12/11/98     46,250         $    0.65         $   1.125         $    0.65         7/20/08
                                      12/11/98    125,000         $    0.65         $  2.4375         $    0.65         9/14/07

Donald R. Peck......................  12/11/98     61,000         $    0.65         $   1.125         $    0.65         7/20/08
                                      12/11/98     15,000         $    0.65         $   1.625         $    0.65          4/7/08
                                      12/11/98    150,000(2)      $    0.65         $    2.30         $    0.65         7/30/07

John C. Nugent......................  12/11/98     46,250         $    0.65         $   1.125         $    0.65         7/20/08
                                      12/11/98    125,000         $    0.65         $   1.625         $    0.65         1/11/08

------------------------

(1) The length of the original option term was not changed.

(2) On July 31, 1997, the Company granted Mr. Peck an option to purchase 150,000 shares of Common Stock at an exercise price of $2.30 per share, and Mr. Peck agreed to terminate an option granted by the Company on September 5, 1996 to purchase 15,000 shares of Common Stock at an exercise price of $16.8125 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of May 31, 1999, the number and percentage ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock,
(ii) each Named Executive Officer (as defined herein) and Director, and (iii) all Directors and Named Executive Officers of the Company as a group.

    The number of shares beneficially owned by each Director or Named Executive Officer (as defined herein) is determined under the rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire on or before July 30, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                              NUMBER OF
                                                                                SHARES      PERCENTAGE
                                                                             BENEFICIALLY       OF
BENEFICIAL OWNER(1)                                                           OWNED (2)       CLASS
---------------------------------------------------------------------------  ------------  ------------
L. Michael Hone (3)........................................................      650,586        2.6%
Richard N. Stathes (3).....................................................      163,288          *
Jacques Assour (3).........................................................       87,917          *
Donald R. Peck (3)(4)......................................................      166,555          *
John C. Nugent (3).........................................................       87,917          *
William J. Shea (3)(5).....................................................      146,700          *
Eugene M. Bullis (3)(6)....................................................       15,000          *
Jay M. Eastman (3).........................................................       20,500          *
Steven M. DePerrior(3).....................................................       15,000          *
David A. Lovenheim (3).....................................................       15,000          *
John J. Shields (3)........................................................      157,500          *
All directors and executive officers as a group (11 persons)(7)............    1,525,960        6.0%

------------------------

*   Less than 1%.

(1) The address for all of these individuals is Centennial Technologies, Inc., 7 Lopez Road, Wilmington, Massachusetts 01887.

(2) Pursuant to the rules of the Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.

(3) Includes the right to acquire, pursuant to the exercise of stock options, within 60 days after May 31, 1999, the following number of shares: 650,583 shares for Mr. Hone; 158,250 shares for Mr. Stathes; 87,917 shares for Dr. Assour; 166,000 shares for Mr. Peck; 87,917 shares for Mr. Nugent; 89,000 shares for Mr. Shea; 15,000 shares for Mr. Bullis; 20,500 shares for Dr. Eastman; 15,000 shares for Mr. DePerrior; 15,000 share for Mr. Lovenheim; and 157,500 shares for Mr. Shields.

(4) Includes 555 shares held in trust for the benefit of Mr. Peck's children. Mr. Peck is neither a trustee nor a beneficiary of such trust, and disclaims beneficial ownership of such shares.

(5) Includes 25,200 shares held by Mr. Shea's wife, and 500 shares held by Mr. Shea's son, as to both of which Mr. Shea disclaims beneficial ownership.

(6) Mr. Bullis, the Company's former Interim Chief Financial Officer, became a Director in September 1998.

(7) Includes the securities identified in notes (2) through (5).

PERFORMANCE GRAPH

    The following graph and table demonstrate a comparison of cumulative total returns for (i) the Company's Common Stock, (ii) NASDAQ Market Index, and (iii) a Peer Group Index based upon the Company's Standard Industry Classification Number (the "SIC Code Index") for the period from June 30, 1994 through March 31, 1999. The graph assumes an investment of $100 on June 30, 1994.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                      AMONG CENTENNIAL TECHNOLOGIES, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

            EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     ASSUMES $100 INVESTED ON JUNE 30, 1994
                          ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING MARCH 31, 1999

    THE STOCK PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE COMPANY WILL NOT MAKE OR ENDORSE ANY PREDICTIONS AS TO FUTURE COMMON STOCK PERFORMANCE.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION

    The Company's Executive Compensation programs are administered by the Compensation Committee. This Compensation Committee, composed of Messrs. DePerrior and Lovenheim and Dr. Eastman, is responsible for establishing the policies that govern base salary, short-term incentives, long-term incentives and perquisites for the Company's senior management team. The Compensation Committee met on December 10, 1998 to discuss executive compensation issues. The Compensation Committee's executive compensation philosophy is to provide:

    - Competitive base salaries as compared to similarly sized high technology companies;

    - Annual incentive compensation which provides market incentives for the achievement of above plan performance; and

    - Long term incentive compensation that is consistent with industry practices and balances short-term and long-term decision making.

    In setting, reviewing and approving the cash compensation for all executive officers, the Compensation Committee reviews salaries annually. The Compensation Committee's policy is to fix base salaries at levels comparable to other executives in similarly sized companies with comparable experience levels.

    Equity compensation in the form of stock options is designed to provide long-term incentives to executive officers and other Company employees. Stock options have been granted in order to motivate these Company employees to maximize stockholder value. Generally, options granted to the Company's employees expire ten years after the date of grant. In addition, the Company has a policy of awarding stock options at not less than the fair market value at the date of grant. As a result of this policy, executives and other Company employees are rewarded economically through stock options only to the extent that the Stockholders also benefit through appreciation in the value of the Common Stock of the Company.

    Options granted to Company employees are used to attract qualified personnel or granted to existing employees based on such factors as individual initiative, achievement and performance. The Compensation Committee generally reviews the option holdings of each of the executive officers, including exercise price and the then current value of unexercised options. The Compensation Committee considers equity compensation to be an integral part of a competitive executive compensation package and an important mechanism to align the interests of management with those of the Company's stockholders.

REPORT ON REPRICING OF OPTIONS

    On December 10, 1998, the Compensation Committee approved a repricing of some options granted to employees, including some of the Company's executive officers, under the 1994 Plan. Because of a decline in market value of the Company's Common Stock, some outstanding options were exercisable at prices that greatly exceeded the market value of the Company's common stock. In view of this decline and in keeping with the Company's philosophy of using equity incentives to motivate and retain qualified employees, the Compensation Committee believed it important to regain the incentive intended to be provided by options to purchase shares of the Company's Common Stock. The Compensation Committee believed the repricing was necessary as a result of the intense competition in the Company's industry for experienced managers, skilled engineers, sales and marketing personnel, and other employees. Further, equity-based compensation is of particular importance among computer hardware and software companies, and the Company's failure to provide competitive equity-based compensation could require the Company to pay significantly higher cash salaries and bonuses in order to attract and retain qualified personnel. Because increased cash compensation would negatively impact cash flow and would likely result in an immediate drop in the value of stockholders' investments, the Compensation Committee believed that repricing outstanding options and regaining the incentive intended to be provided by the options would be in the best interests of the Company and its stockholders.

    The exercise price of the repriced options equaled the then-current fair market value of the Common Stock. In exchange for the repricing, the exercisability of any portion of a repriced option (including any then-vested portion) was delayed until the later of July 1, 1999 or the date upon which such options were originally scheduled to become vested. Accordingly, optionees were prohibited from exercising the repriced options for at least six months. Except as otherwise noted, vesting schedules of the repriced options remained the same as those of the original options.

TAX CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. In this regard, the Company has limited the number of shares subject to stock options which may be granted to Company employees in a manner that complies with the performance-based requirements of Section 162(m). While the Compensation Committee does not currently intend to qualify its other compensatory awards as performance-based compensation, it will continue to monitor the impact of
Section 162(m) on the Company.

                                          BY THE COMPENSATION COMMITTEE MEMBERS
                                          Steven M. DePerrior, Chairman
                                          Jay M. Eastman, Ph.D.
                                          David A. Lovenheim

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Company's Compensation Committee are Messrs. DePerrior and Lovenheim and Dr. Eastman. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Company's Compensation Committee.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
  ARRANGEMENTS

    On August 19, 1997, the Company entered into an employment agreement with L. Michael Hone, the Company's President and Chief Executive Officer (the "Hone Agreement"), as well as a non-competition and non-solicitation agreement, and an invention and non-disclosure agreement. The Hone Agreement provides for: (i) a salary of $50,000 per annum; (ii) a guaranteed bonus for the first twelve months following execution of the Hone Agreement of $100,000; (iii) a signing bonus of $175,000 payable in the amounts of $75,000 on January 1, 1998 and $100,000 on April 28, 1998; and (iv) a retention bonus of $450,000 payable on May 15, 2000. The Hone Agreement also provides for: (i) the awarding of an option to purchase 925,000 shares of Common Stock at $1.375 per share, which vests over the first, second and third anniversaries of employment with the Company; (ii) reimbursement of relocation expenses; (iii) a monthly stipend of $1,000 for expenses associated with his position; (iv) a loan of up to $25,000 if Mr. Hone should sell his home in Rochester, New York at a loss as a result of his relocation to Massachusetts; and (v) all benefits offered to the Company's executive officers generally. If Mr. Hone were discharged without cause, he would be entitled to his annual salary and monthly stipend for a period of twelve months, as well as a pro-rata portion of his retention bonus.

    The Company has also entered into employment agreements with Donald R. Peck, the Company's Secretary, Treasurer and General Counsel and Richard N. Stathes, the Company's Senior Vice President of Sales and Marketing, under which if the Company terminates either officer without cause, the Company will be obligated to pay that officer a severance amount equal to such officer's salary for six
(6) months or three (3) months, respectively, and provide him with all of the health and insurance benefits to which he was entitled at the time of his termination for that period.

    The Company entered into an employment agreement, effective as of April 1, 1998, with Jacques Assour, Ph.D., the Company's Senior Vice President of Operations (the "Assour Agreement"). The Assour Agreement provides for: (i) a salary of $160,000 per annum; (ii) a housing allowance of $1,000 per month; and
(iii) all benefits offered to other executive officers of the Company generally. If Dr. Assour is terminated without cause, as defined in the Assour Agreement, the Company will be obligated to pay him a severance amount equal to his salary for six (6) months, and provide him with all of the health and insurance benefits to which he was entitled at the time of his termination for a period of six (6) months.

    The Company entered into an employment agreement, effective as of January 12, 1998, with John C. Nugent, Managing Director of Centennial Technologies International Limited (the "Nugent Agreement"). The Nugent Agreement provides for: (i) a salary of L90,000 per annum; (ii) a bonus of L30,000; (iii) the awarding of an option to purchase 125,000 shares of Common Stock at $1.625 per share, which vests over the first, second and third anniversaries of employment with the Company; (iv) use of a Company leased automobile, and (v) all benefits offered to other executive officers of the Company generally.

    SEVERANCE AGREEMENTS

    The Company has entered into severance agreements with its executive officers, including each of the Named Executive Officers. The agreements continue through March 31, 2001, and provide that they are to be automatically extended in one-year increments unless the Company gives prior notice of termination. The severance agreements are intended to reinforce and encourage the continued employment and dedication of the Company's key personnel without distraction from the possibility of a change in control of the Company and related events and circumstances. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following such a change in control, the executive officer is terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a severance payment that will be equal to the sum of the executive officer's highest annual base salary and highest annual bonus from the Company during the five-year period prior to the change in control, multiplied by a factor of 2.5 (3.0 in the case of Mr. Hone). The severance payments generally would be made in the form of a lump sum. In the event that any severance payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company would be required to "gross up" the executive officer's compensation for such excise tax and all federal, state and local income and excise taxes on such gross-up payment. Under the severance agreements, a change in control would occur if and when: (i) any "person," as defined in the Exchange Act, acquires

30 percent or more of the Company's Common Stock; (ii) a majority of the Company's Directors are replaced, or (iii) shareholders approve certain mergers, or a liquidation or sale of the Company's assets.

    Pursuant to the terms of stock option awards to these executive officers, upon a change in control (as defined therein), all unvested options granted to such executive officers would vest and become exercisable for the remainder of the term of the option.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

    Since April 1, 1998, the Company has engaged in the following transactions with its directors, executive officers and 5% stockholders, and their affiliates.

    TRANSACTIONS WITH EUGENE M. BULLIS

    The Company contracted with Eugene M. Bullis, the Company's former Interim Chief Financial Officer, for financial consulting services during Fiscal 1999. In September 1998, Mr. Bullis was elected a Director. During Fiscal 1999, the Company paid Mr. Bullis $33,000 for services provided pursuant to this consulting arrangement. This consulting arrangement was terminated in February 1999.

                                 PROPOSAL NO. 2
        PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
           INCORPORATION TO EFFECT ONE-FOR-EIGHT REVERSE STOCK SPLIT

    The Board of Directors has adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, pursuant to which each eight shares of Common Stock will be automatically converted into one share of Common Stock without any further action on the part of the stockholder (the "Reverse Split"). The text of the proposed amendment is set forth in EXHIBIT A to this Proxy Statement.

    Consummation of the Reverse Split will not change the number of shares of Common Stock authorized by the Company's Certificate of Incorporation, which will remain at 50,000,000 shares, or the par value per share of the Common Stock. The Reverse Split will become effective as of the close of business on the date that the Certificate of Amendment to the Company's Certificate of Incorporation is filed (the "Effective Date") with the Secretary of State of Delaware. If for any reason the Board of Directors deems it advisable, the proposed amendment may be abandoned at any time before the Effective Date, whether before or after the Annual Meeting (even if such proposal has been approved by the stockholders).

    Stockholders will be entitled to receive, in lieu of any fractional share arising as a result of the Reverse Split, cash in the amount of the relevant portion of the fair market value of one share of Common Stock on the Effective Date, as determined by the Board of Directors of the Company.

    As soon as practical after the Effective Date, the Company will mail a letter of transmittal to each holder of record of a stock certificate or certificates which represent shares of Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of such certificate or certificates to the Company's designated exchange agent in exchange for certificates representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split (plus the payment of the relevant portion of the fair market value of any fractional shares resulting from the Reverse Split, if any). No cash payment will be made or new certificate issued to a stockholder until he or she has surrendered his or her outstanding certificates together with the letter of transmittal to the Company's exchange agent. See "--Exchange of Stock Certificates."

PURPOSE OF THE REVERSE SPLIT

    The Company's shares of Common Stock were listed and traded on the American Stock Exchange beginning on April 12, 1994. The Company's shares of Common Stock commenced trading on the New York Stock Exchange ("NYSE") on November 25, 1996. Due to noncompliance by the Company with the continued listing requirements of the NYSE, the Company's Common Stock was delisted from the NYSE on April 25, 1997. The Company's Common Stock is not currently listed on any organized stock exchange.

    The Board of Directors recommends the Reverse Split be effectuated to enhance the prospects of the Company's Common Stock being listed for trading on an organized exchange.

    The rules of the Nasdaq National Market require that as a condition of the initial listing of a company's securities on the Nasdaq National Market, a company satisfy several requirements, which generally include certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. Under one such listing requirement, the minimum bid price of the Company's shares of Common Stock must equal or exceed $5.00, among other criteria. The closing price of the Company's Common Stock on May 27, 1999 was $.79 per share.


    The Company believes that if the Reverse Split is approved by the stockholders at the Annual Meeting, and the Reverse Split is effectuated, the trading price of the Company's Common Stock will exceed $5.00 per share, and therefore the Company will meet the requirement as to minimum bid prices for listing on the Nasdaq National Market. There can be no assurance, however, that the Company's shares of Common Stock will trade in excess of any specific price, the Company will meet any other listing criteria or be approved for listing on the Nasdaq National Market or that, if the Company is approved for listing, that the Company will be successful in meeting the maintenance criteria necessary for continued listing.

    The Company believes that if the Reverse Split is not approved by the stockholders at the Annual Meeting, it is highly likely that the Company's Common Stock will not be eligible to be listed and traded on the Nasdaq National Market or another recognized exchange for some period of time, which could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. If not approved for listing on the Nasdaq National Market or another recognized exchange, the shares of Common Stock will likely continue to be quoted on the OTC Electronic Bulletin Board, and stockholders may continue to experience a greater degree of difficulty in engaging in trades of shares of Common Stock.

    In addition, the Board of Directors further believes that low trading prices of the Company's Common Stock may have an adverse impact upon the efficient operation of the trading market in such securities. In particular, brokerage firms often charge a greater percentage commission on transactions involving low-priced shares than on transactions involving higher-priced shares, even when the aggregate dollar amount of securities is the same. In addition, a number of brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such shares, which tendencies may adversely affect the Company.

    Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be eight times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time. In addition, the Reverse Split may have the effect of creating odd lots of stock for some stockholders and such odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale.

EFFECT OF THE REVERSE SPLIT

    As a result of the Reverse Split, the number of whole shares of Common Stock held by stockholders of record as of the close of business on the Effective Date will automatically, without any further action required by the stockholders, be equal to the number of shares of Common Stock held immediately prior to the close of business on the Effective Date divided by eight, less the total of any fractional shares. The Reverse Split will not affect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the payment of cash in lieu of fractional shares. The rights and privileges of the holders of shares of Common Stock will be unaffected by the Reverse Split, except that holders of fewer than eight shares will cease to be stockholders of the Company's Common Stock and will receive cash in lieu of the resulting fractional share after the Reverse Split. The par value of the Common Stock will remain at $.01 per share following the Effective Date of the Reverse Split, and the number of shares of Common Stock issued will be reduced. Consequently, the aggregate par value of the issued Common Stock also will be reduced. Although the reverse stock split will have no direct effect on earnings, earnings per share based on any given level of earnings will increase, as there will be fewer outstanding shares. Because the number of shares of Common Stock authorized for issuance in the Company's Certificate of Incorporation will not be reduced, the net effect of the Reverse Split will be an increase in the number of authorized but unissued shares of Common Stock that may be approved for issuance by the Board of Directors. The issuance of such shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding shares of Common Stock. As the Reverse Split will increase the number of authorized but unissued shares of Common Stock, it may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Certificate of Incorporation or Bylaws.

    Stockholders will not have the right under Delaware law or under the Company's Certificate of Incorporation or Bylaws to dissent and seek appraisal rights with respect to their shares of the Company's Common Stock as a result of the Reverse Split.

    The Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Common Stock under the Exchange Act, and the Company has no current intention of terminating its registration under the Exchange Act.

    Upon consummation of the Reverse Split, the total number of shares currently reserved for grants of stock options and all stock options previously granted would be decreased proportionately. The cash consideration payable per share upon exercise of outstanding stock options would be increased proportionately.

EXCHANGE OF STOCK CERTIFICATES

    As soon as practicable after the Effective Date, the Company intends to require stockholders to exchange their stock certificates ("Old Certificates") for new certificates ("New Certificates") representing the number of whole shares of Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split (as well as cash in lieu of any fractional share resulting from the Reverse Split). The Company's transfer agent will furnish stockholders with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. STOCKHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT UNTIL REQUESTED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

    The following description of the material federal income tax consequences of the Reverse Split is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. This discussion is for general information only, does not discuss consequences which may apply to special classes of taxpayers, such as non-resident aliens, broker-dealers or insurance companies, and does not discuss the tax consequences under the laws of any foreign, state or local jurisdictions. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences that may be applicable to them as a result of the Reverse Split.

    In general, the federal income tax consequences of the proposed Reverse Split will vary among stockholders depending upon whether they receive cash in lieu of any fractional share resulting from the Reverse Split or solely New Certificates in exchange for Old Certificates. The Company believes that because the Reverse Split is not part of a plan to increase a stockholder's proportionate interest in the Company's assets or earnings and profits, the Reverse Split probably will have the following federal income tax effects:

    A stockholder who receives New Certificates but not any cash in lieu of a fractional share will not recognize gain or loss on the exchange. In the aggregate, the stockholder's basis in the Common Stock represented by New Certificates will equal such holder's basis in the Common Stock represented by Old Certificates.

    A stockholder who receives cash in lieu of any fractional share resulting from the Reverse Split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Each affected stockholder should consult their own tax advisor for the tax effect of such redemption (i.e., exchange or dividend treatment) in light of such stockholder's particular facts and circumstances.

    The Reverse Split will constitute a reorganization within the meaning of
Section 368(a)(1)(E) of the Code, and the Company will not recognize any gain or loss as a result of the Reverse Split.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 3
     PROPOSAL TO APPROVE 1999 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN UNDER
      WHICH 500,000 SHARES OF COMMON STOCK HAVE BEEN RESERVED FOR ISSUANCE

    The Board of Directors believes it is in the best interests of the Company to encourage stock ownership by employees of the Company. Accordingly, as of May 5, 1999, the Board of Directors adopted, subject to stockholder approval, the Company's 1999 Qualified Employee Stock Purchase Plan (the "Purchase Plan") covering 500,000 shares of the Company's Common Stock (subject to adjustment for any dividend, stock split or other relevant changes in the Company's capitalization, including the Reverse Split, if approved by the Company's stockholders). The effectiveness of the Purchase Plan is dependent on stockholder approval. The following summary of the Purchase Plan is qualified by reference to the text of the Purchase Plan, a copy of which is attached to this Proxy Statement as EXHIBIT B and incorporated herein by reference. All capitalized or quoted terms have the meanings set forth in the Purchase Plan.

ELIGIBILITY

    With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company (including Directors who are employees) as of the date an offering commences and who ordinarily works 20 or more hours per week and more than five months per year is eligible to participate in the Purchase Plan.

ADMINISTRATION

    The Compensation Committee of the Board of Directors will administer the Purchase Plan. The Compensation Committee is authorized to make rules and regulations for the administration and interpretation of the Purchase Plan, to interpret the Plan and supervise its administration, to make determinations about Purchase Plan entitlements, and to take other actions consistent with the delegation from the Board.

    Because option grants under the Purchase Plan will be at the election of each officer or employee, the benefits to be received by any particular current executive officer, by all current executive officers as a group, or by non-executive officer employees as a group cannot be determined by the Company at this time. Directors who are neither officers nor employees of the Company are not eligible to participate in the Purchase Plan.

PARTICIPATION

    Employees will enroll in the Purchase Plan by completing a payroll deduction form. The maximum payroll deduction allowed is generally 10% of an Employee's pay. Pay is an Employee's base cash pay, with any modifications determined by the Compensation Committee. No Employee is allowed to buy more than $25,000 of Common Stock in any year, based upon the fair market value of the stock at the beginning of the purchase period in which the shares are purchased. An Employee may discontinue participation in the Purchase Plan at any time. An Employee's eligibility to participate in the Purchase Plan ends at termination of employment.

OFFERING


    The Purchase Plan will be implemented by establishing purchase periods that will generally coincide with the Company's fiscal quarters. If the Company's stockholders approve the Purchase Plan, the first purchase period will commence on September 27, 1999.


PURCHASE PRICE

    Employees who choose to participate in the Purchase Plan will receive an option to acquire Common Stock at a discount. Under the option, the purchase price of Common Stock will be the lower of (i) 85% of the fair market value of the Common Stock on the first day of a purchase period, or (ii) 85% of the fair market value of the Common Stock on the last day of the purchase period. The fair market value will be the closing price on the Over the Counter Electronic Bulletin Board or other exchange on which the Company's Common Stock is traded.

PURCHASE OF STOCK

    At the end of a purchase period, a participant's option will be exercised automatically to purchase the number of shares of Common Stock that the employee's accumulated payroll deductions will buy at the purchase price, subject to limitations.

RECAPITALIZATION

    In the event any change is made in the Company's capitalization, such as a stock split, reverse stock split (including the Reverse Split) or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without the Company's receipt of consideration, appropriate adjustments will be made to the shares available in the Purchase Plan, the maximum number of shares and the price of the option.

TRANSFERABILITY

    Options under the Purchase Plan cannot be voluntarily or involuntarily assigned. The shares of Common Stock acquired under the Purchase Plan will be freely transferable, except as otherwise determined by the Compensation Committee.

AMENDMENT AND TERMINATION

    The Board of Directors may amend the Purchase Plan from time to time, except that no amendment may, without the approval of shareholders: (i) increase the number of shares authorized under the Purchase Plan, or (ii) materially modify the eligibility requirements for participation in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan under Section 423 of the Code.

    TAX CONSEQUENCES TO PARTICIPANTS. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

    If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

        (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

        (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

    If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

    TAX CONSEQUENCES TO THE COMPANY. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS BELIEVES THE PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 4
      PROPOSAL TO RATIFY AND CONFIRM THE APPOINTMENT OF ERNST & YOUNG LLP
             AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE
                       FISCAL YEAR ENDING MARCH 31, 2000

    The Board of Directors of the Company, upon the recommendation of its Audit Committee, has appointed Ernst & Young LLP ("Ernst & Young") as independent accountants to examine the Company's consolidated financial statements for the fiscal year ending March 31, 2000 and to render other professional services as required.

    The appointment of Ernst & Young is being submitted to stockholders for ratification. Ernst & Young has served as the Company's independent accountants since July 1998. PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which became PricewaterhouseCoopers LLP ("PwC") on July 1, 1998) served as the Company's independent accountants from 1994 through fiscal 1998.

    In June 1998, the Company requested proposals from several independent accounting firms to provide auditing and tax services for the Company. On July 6, 1998, the Company's former independent accountants, PwC, advised the Company that they did not intend to submit a proposal. On July 7, 1998, the

Company selected Ernst & Young and engaged them as independent auditors. The selection of accountants was made by the Audit Committee of the Board of Directors of the Company. None of the reports of PwC on the financial statements of the Company for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the report on the financial statements for the nine month period ended March 31, 1997, which noted that significant and recurring losses from operations, accumulated deficit and the absence of a final shareholder settlement raised substantial doubt about the Company's ability to continue as a going concern.

    In connection with its audit for Fiscal 1998 and through July 6, 1998, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years, except as set forth in the following paragraphs.

    On January 29, 1997, prior to the Company's announcement of its results for the quarter ended December 31, 1996, PwC met with management and raised questions regarding the treatment of certain accounting transactions which were included in the Company's results. Management agreed to communicate with the Audit Committee and then with PwC prior to announcing earnings. On January 30, 1997, the Company announced the quarter's earnings, which included the questioned amounts without informing PwC. As a result of the announcement, PwC requested a meeting with the Audit Committee to discuss the disagreements. PwC informed the Audit Committee that they would need to perform extensive procedures to obtain sufficient information to address the issues raised in the disagreements, and that, if the Company was not willing to authorize such procedures, PwC would be required to contact the Securities and Exchange Commission and inform them of the potential misstatement of results. The Audit Committee directed PwC to expand its procedures, which PwC began immediately.

    On February 10, 1997, the Company's Board of Directors reviewed information that raised significant questions as to whether previously reported financial results contained material misstatements. A special committee consisting of independent members of the Company's Board of Directors, with the assistance of outside counsel and PwC, conducted an investigation regarding the financial statements and business affairs of the Company. The results of the investigation, which included significant restatements of financial statements for the Fiscal 1994 through Fiscal 1996 and interim periods during Fiscal 1997, are more fully described in the Company's Form 10-K/A filed in April 1998.

    Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    At the time this proxy statement was printed, the Company's management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the proxy to vote the shares represented by such proxy according to their best judgment.

                            SOLICITATION OF PROXIES

    The solicitation of proxies is made by the Company, and the cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company, without additional remuneration, may solicit proxies in person or by telephone, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. The Company has retained Regan & Associates to assist in the solicitation of proxies for this year's Annual Meeting, at a cost to the Company of $8,000 plus reimbursement of reasonable expenses. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

                             REVOCATION OF PROXIES

    Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding the transfer of the shares to which such proxies relate, unless prior to the Annual Meeting the Company receives written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. Such notice of revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

                             STOCKHOLDER PROPOSALS

    A proposal by a stockholder for inclusion in the Company's proxy statement and form of proxy for the 2000 annual meeting of stockholders must be received by the Company at 7 Lopez Road, Wilmington, Massachusetts 01887, Attention:
Donald R. Peck, Secretary, Treasurer and General Counsel of the Company, on or before February 5, 2000 in order to be eligible for inclusion. If a stockholder wishes to present a proposal before the annual meeting in 2000 but has not complied with the requirements for inclusion of the proposal in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act, the stockholder must give notice to the Company's secretary at the foregoing address no earlier than April 21, 2000 nor later than May 11, 2000.

                                 ANNUAL REPORTS

    The Company is providing to each stockholder, without charge, a copy of the Company's annual report, including the financial statements and related schedules for Fiscal 1999.

                                          By Order of the Board of Directors,

                                          Donald R. Peck
                                          SECRETARY, TREASURER AND GENERAL
                                          COUNSEL

Wilmington, Massachusetts
June 4, 1999

    THE MANAGEMENT HOPES THAT THE STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                         CENTENNIAL TECHNOLOGIES, INC.

                         Pursuant to Section 242 of the
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

    CENTENNIAL TECHNOLOGIES, INC., (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    At a meeting of the Board of Directors of the Corporation on May 5, 1999, the Board of Directors duly adopted resolutions, pursuant to Section 242 of the General Corporation Law of the State of Delaware ("DGCL"), setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved, pursuant to Section 242 of the DGCL, said proposed amendment at the Annual Meeting of Stockholders held on July 20, 1999. The resolutions setting forth the amendment are as follows:

    RESOLVED:    That the first paragraph of Article 4. of the Certificate of
                 Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following paragraphs are inserted in lieu thereof:

                 "4. That upon the filing date of this Certificate of Amendment of this Certificate of Incorporation (the "Effective Date"), a one-for-eight reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Date shall be reclassified and combined into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Date and shall represent one share of Common Stock from and after the Effective Date. No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the Common Stock as determined by the Board of Directors of the Corporation.

                     The total number of shares of all classes of stock which
                 the Corporation shall have the authority to issue is fifty-one million (51,000,000) shares, fifty million (50,000,000) shares of which shall be Common Stock, of the par value of $.01 per share, and one million (1,000,000) shares of Preferred Stock, of the par value of $.01 per share, amounting in the aggregate to Five Hundred Ten Thousand ($510,000.00).

                     Additional designations and powers, preferences and rights and qualifications, limitations or restrictions of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time."

    IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed by its President this   day of            , 1999.

                                          CENTENNIAL TECHNOLOGIES, INC.

                                          By:
                                          --------------------------------------
                                             L. Michael Hone

                                                                       EXHIBIT B

                         CENTENNIAL TECHNOLOGIES, INC.
                  1999 QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
                                  MAY 5, 1999

    The purpose of this Plan is to provide eligible employees of Centennial Technologies, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on September 27, 1999. Five Hundred Thousand (500,000) shares of Common Stock in the aggregate have been approved for this purpose. This Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

    1. ADMINISTRATION. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

    2. ELIGIBILITY. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

        (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

        (b) they have been employed by the Company or a Designated Subsidiary for at least three (3) full months prior to enrolling in the Plan; and

        (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

    No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

    3. OFFERINGS. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering shall commence on October 4, 1999. Subsequent Offerings will begin on the beginning of each fiscal quarter of the Company or the first business day thereafter if such day is not a business day (together with the October 4, 1999 Offering commencement date, the "Offering Commencement Dates"). The Company's fiscal year begins April 1 and each fiscal quarter ends on the Saturday of the thirteenth week following the beginning of the quarter except for the fourth quarter, which ends on March
31. Each Offering Commencement Date will begin a fiscal quarter period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of

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
the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

    4. PARTICIPATION. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least seven (7) days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee to be part of such salesperson's regular compensation.

    5. DEDUCTIONS. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Any change in compensation during the Plan Period will result in an automatic corresponding change in the dollar amount withheld. The minimum payroll deduction is such percentage of compensation as may be established from time to time by the Board or the Committee.

    No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

    6. DEDUCTION CHANGES. An employee may decrease or discontinue his payroll deduction once during any Plan Period by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

    7. INTEREST. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

    8. WITHDRAWAL OF FUNDS. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

    9. PURCHASE OF SHARES. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Offering Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

    The purchase price for each share purchased will be 85% of the closing price of the Common Stock on the Exercise Date. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in THE WALL STREET JOURNAL or, in the case of (c), an internet-based bulletin board service. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

    Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

    Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

    10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

    11. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee (less amounts owed by the employee to the Company) or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

    12. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

    13. RIGHTS NOT TRANSFERABLE. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

    14. APPLICATION OF FUNDS. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

    15. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, including but not limited to a reverse stock split, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

    16. MERGER. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board or the Committee shall take such steps in connection with such merger or consolidation as the Board or the Committee shall deem necessary to assure that the provisions of
Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

    In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

    17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and

(b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

    18. INSUFFICIENT SHARES. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

    19. TERMINATION OF THE PLAN. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

    20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

    21. GOVERNING LAW. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

    22. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

    23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

    24. EFFECTIVE DATE AND APPROVAL OF SHAREHOLDERS. The Plan shall take effect on October 4, 1999 subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                                          Adopted by the Board of Directors
                                          on May 5, 1999

                                          Approved by the stockholders on
                                                      , 1999

PROXY                                                                     PROXY

                          CENTENNIAL TECHNOLOGIES, INC.

                 ANNUAL MEETING OF SHAREHOLDERS --JULY 20, 1999

         The undersigned hereby appoints L. Michael Hone and Donald R. Peck, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Centennial Technologies, Inc.(the "Company") referred to above and at any adjournment of that meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

1.       ELECTION OF DIRECTORS        /  /  FOR                  /  /  WITHHELD

         NOMINEES:         Eugene M. Bullis, Steven M. DePerrior, Jay M.
                           Eastman, Ph.D., L. Michael Hone, David A. Lovenheim,
                           William J. Shea and John J. Shields

         To withhold authority to vote for any individual nominee(s) write his or her names in the following space

         ----------------------------------------------------------------------

2. To approve an amendment to the Company's Certificate of Incorporation to effect a reverse split of the Company's Common Stock, $.01 par value per share ("Common Stock"), pursuant to which each eight shares of Common Stock then outstanding will be converted into one share of Common Stock.

         /  /  FOR                 /  /  AGAINST                  /  /  ABSTAIN



                  (Continued and to be signed on reverse side.)

                       PLEASE SIGN AND RETURN IMMEDIATELY

3. To approve the adoption of the 1999 Qualified Employee Stock Purchase Plan which provides for the issuance of up to 500,000 shares of the Company's Common Stock.

         /  /  FOR                /  /  AGAINST                   /  /  ABSTAIN

4. To ratify the appointment of Ernst & Young L.L.P. as the independent accountants for the Company for the fiscal year ending March 31, 2000.

         /  /  FOR                /  /  AGAINST                   /  /  ABSTAIN


                                           Signature(s)

                                           ------------------------------------

                                           NOTE: When shares are held by joint
                                           tenants, both should sign. When
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If
                                           the person named on the stock
                                           certificate has died, please submit
                                           evidence of your authority. If a
                                           corporation, please sign in full
                                           corporate name by the President or
                                           authorized officer and indicate the
                                           signer's office. If a partnership,
                                           please sign in partnership name by
                                           authorized person.